EXHIBIT 99.1

News Release	News Release	News Release	News Release

FOR IMMEDIATE RELEASE

Contact:	Marina H. Norville
212-640-2832
marina.h.norville@aexp.com

Amelia T. Woltering
212-640-7034
amelia.t.woltering@aexp.com

FOR IMMEDIATE RELEASE

AMERICAN EXPRESS BOARD AUTHORIZES 11 PERCENT DIVIDEND INCREASE

NEW YORK – September 25, 2018 – The board of directors of American Express Company (NYSE:AXP) yesterday approved a $0.04 – or 11 percent – increase in the quarterly dividend on the company's common stock. The dividend was raised to $0.39 per common share, from $0.35, payable on November 9, 2018 to shareholders of record on October 5, 2018.

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